For Immediate Release

Prologis Reports Fourth Quarter and Full Year 2018 Earnings Results

SAN FRANCISCO (January 22, 2019) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the fourth quarter and full year 2018.

Net earnings per diluted share was $0.94 for the quarter and $2.87 for the year compared with $0.55 and $3.06 for the same periods in 2017.

Core funds from operations (Core FFO)* per diluted share was $0.80 for the quarter (including $0.05 of net promote income) compared with $0.67 for the same quarter in 2017. For the full year 2018, Core FFO was $3.03 compared with $2.81 for the same period in 2017. Further, Core FFO for full-year periods 2018 and 2017 included net promote income of $0.14 and $0.16 per diluted share, respectively.

“We had a great fourth quarter, capping out our strongest year ever,” said Hamid R. Moghadam, chairman and CEO, Prologis. “The occupancy and the utilization of our buildings are running at peak levels and we expect activity to remain strong, with our most dynamic customers building out new-and-improved logistics networks.”

STRONG OPERATING RESULTS DRIVEN BY HIGH-QUALITY, WELL-LOCATED PORTFOLIO

Owned & Managed	4Q18	4Q17	Notes
Period End Occupancy	97.5%	97.2%	Europe at 98.0%
Leases Commenced	35MSF	35MSF	Average lease term in the quarter was a record 83 months

Prologis Share	4Q18	4Q17	Notes
Net Effective Rent Change	25.6%	23.5%	Record globally and for the U.S. at 33.1%
Cash Rent Change	10.8%	12.7%	Led by U.S. at 16.3%
Cash Same Store NOI*	4.5%	5.1%	Led by U.S. at 5.9%

ACTIVE CAPITAL DEPLOYMENT MARKED COMPLETION OF MULTI-YEAR DISPOSITION STRATEGY

Prologis Share	4Q18	FY2018
Building Acquisitions	$320M	$511M1
Weighted avg stabilized cap rate	5.1%	5.0%
Development Stabilizations	$551M	$1,873M
Estimated weighted avg yield	6.2%	6.5%
Estimated weighted avg margin	33.7%	35.3%
Estimated value creation	$185M	$661M
Development Starts	$930M	$2,471M
Estimated weighted avg margin	19.0%	19.5%
Estimated value creation	$177M	$482M
% Build-to-suit	42.3%	39.5%
Total Dispositions and Contributions	$1,114M	$2,634M
Weighted avg stabilized cap rate (excluding land and other real estate)	5.3%	5.2%

     1. Excludes the acquisition of DCT Industrial Trust

WELL-POSITIONED WITH BEST-IN-CLASS BALANCE SHEET

During the fourth quarter, Prologis and its co-investment ventures completed $1.4 billion of refinancings with a weighted average rate of 2.3% and term of 7.7 years. The company ended the year with leverage of 25.0% on a market capitalization basis and debt-to-adjusted EBITDA* of 4.2x. As previously announced and subsequent to quarter end, the company recast and upsized its global line of credit, bringing its total liquidity to $4.0 billion.

COMPANY ESTABLISHES 2019 EARNINGS GUIDANCE RANGES

The company established a guidance range for net earnings per diluted share of $1.77 to $1.92 and a range for Core FFO* per diluted share of $3.12 to $3.20, which includes $0.10 of net promote income.

“At the midpoint of our range, we project Core FFO growth of approximately 7.5%, excluding promotes,” said Thomas S. Olinger, chief financial officer, Prologis. “Cash Same Store NOI growth is projected to be 4.25% at the midpoint, reflecting our current operating strategy of favoring rent growth over occupancy.”

Olinger added, “We are confident in our ability to outperform in any future environment given our embedded rent upside, development-ready land bank and significant liquidity.”

2019 GUIDANCE

Earnings (per diluted share)

Net Earnings	$1.77 to $1.92	Our guidance reflects the adoption of the new lease accounting standard. For a year-over-year comparison, our 2018 earnings results would have been reduced by approximately $0.04 per share.
Core FFO*	$3.12 to $3.20

Operations

Year-end occupancy	96.0% to 97.5%
Cash Same Store NOI – Prologis share*	3.75% to 4.75%

Other Assumptions (in millions)

Strategic capital revenue, excl. promote revenue	$300 to $310
Net promote income, incl in Core FFO* range	$65
General & administrative expenses	$240 to $250
Realized development gains	$200 to $250

Capital Deployment (Prologis Share, in millions)Prologis Share     Owned and Managed

Development stabilizations	$1,900 to $2,200	$2,400 to $2,700
Development starts	$1,600 to $2,000	$2,000 to $2,500
Building acquisitions	$300 to $500	$700 to $1,000
Building and land dispositions	$500 to $800	$600 to $900
Building contributions	$1,000 to $1,300	$1,300 to $1,700

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any foreign currency or derivative gains or losses as these items are difficult to predict. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2019 relates predominantly to these items. Please refer to our fourth quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪	Tuesday, January 22, 2019, at 12 p.m. U.S. Eastern time.
▪	Live webcast at http://ir.prologis.com by clicking Events & Presentations.
▪	Dial in: +1 (866) 393-4306 (toll-free from the United States and Canada) or +1 (734) 385-2616 (from all other countries) and enter Passcode 4659788.

A telephonic replay will be available January 22-29 at +1 (855) 859-2056 (from the United States and Canada) or +1 (404) 537-3406 (from all other countries) using conference code 4659788. The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2018, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 768 million square feet (71 million square meters) in 19 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,100 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Melissa Sachs, Tel: +1 415 733 9597, msachs@prologis.com, San Francisco